iTech Medical Announces Changes to its Board of Directors

The following Board Members: George Angelidis, Wayne Cockburn and Donald Paterson have tendered their resignations.

Keywords: CE Mark, Health Canada approval, healthcare, biomedical, wellness, chronic back pain, back pain, neck pain, neurology, medical device, clinical studies, financing, commercialization, imaging, MPR, Muscle Pattern Recognition

HUNTINGTON BEACH, Calif., June 20 , 2011 – iTech Medical, Inc. (OTCBB:IMSU - News) (FWB:0IM - News), a medical information technology company, announced today that it has received and accepted the resignations of its Board Chairman, Mr. George Angelidis along with Board Members; Mr. Wayne Cockburn and Mr. Donald Paterson.  The remaining iTech Medical Board Members include; President and CEO, Mr. Warren G. Baker and Mr. Wim Peters.  The Company will be announcing new members to its Board of Directors in the near future

“With these changes we will begin focusing on restructuring and consolidating our operations to allow for the efficient development of our MPR Technology.  iTech Medical’s MPR System continues to present a clear opportunity to provide strong clinical solutions for the documentation and resolution of Neck and Back problems.  ” said Mr. Baker, “Additionally, we intend to announce a new Record Date for an Annual Shareholders Meeting.”

About iTech Medical - (OTCBB:IMSU - News) (FWB:0IM - News)
iTech Medical is engaged in the research and commercial development of healthcare information systems and technologies. To date, the Company has focused on developing a proprietary platform called Muscle Pattern Recognition (MPR), a unique clinical tool for the analysis of muscle function. iTech Medical is ISO 13485:2003 certified for the production and sale of surface electromyography (sEMG) diagnostic devices for clinical use.

iTech Medical website:  www.iTechMedical.com

Forward-Looking and Cautionary Statements
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that reflect management’s current views and estimates regarding future market conditions, company performance and financial results, business prospects, new strategies, the competitive environment and other events. You can identify these statements by the fact that they use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “project,” “plan,” “outlook,” and other words and terms of similar meaning.

These statements involve a number of risks and uncertainties that could cause actual results to materially differ from the potential results discussed in the forward-looking statements. Among the factors that could cause actual results and outcomes to differ materially from those contained in such forward-looking statements are the following: general economic conditions, acquisitions and development of new businesses, divestitures, product availability, sales volumes, pricing actions and promotional activities of our competitors, profit margins, weather, changes in law or regulations, foreign currency fluctuation, availability of suitable real estate locations, our ability to react to a disaster recovery situation, and the impact of labor markets and new product introductions on our overall profitability.

A further list and description of these risks, uncertainties and other matters can be found in the company’s annual report and other reports filed from time to time with the Securities and Exchange Commission, including, but not limited to, iTech Medical’s Annual Report on Form 10-K filed with the SEC on April 15, 2010.  iTech Medical cautions that the foregoing list of important factors is not complete and assumes no obligation to update any forward-looking statements that it may make.

Contact:
Public Relations
DM Productions LLC
Dianemarie Collins, Public Relations
Reno, NV   775.825.1727 Ext. 2
Phoenix, AZ 623.825.9122 Ext. 2
DM@DMProductionsLLC.com

iTech Medical, Inc.
Warren Baker, President & CEO
971.241.2543
Warren.Baker@iTechMedical.com
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